Exhibit 1.01

Conflict Minerals Report for Zoetis Inc.
For the Year Ended December 31, 2016

Introduction

This Conflict Minerals Report (the “Report”) has been prepared by Zoetis Inc. (“Zoetis,” the “Company,” “we,” “us,” or “our”) as provided for in Rule 13p-1 under the Securities Exchange Act of 1934, as amended, and Form SD (collectively, the “Conflict Minerals Rule”), for the reporting period from January 1 to December 31, 2016. The date of filing of this Conflict Minerals Report is May 25, 2017.

As used herein, “Conflict Minerals” or “3TG” are columbite-tantalite (coltan), cassiterite, gold, wolframite and the derivatives tantalum, tin and tungsten, without regard to the location of origin of the minerals or derivative metals.

Overview

Zoetis is a global leader in the discovery, development, manufacture and commercialization of animal health medicines and vaccines, with a focus on both livestock and companion animals. We have a diversified business, commercializing products across eight core species: cattle, swine, poultry, sheep and fish (collectively, livestock) and dogs, cats and horses (collectively, companion animals); and within five major product categories: anti-infectives, vaccines, parasiticides, medicated feed additives and other pharmaceuticals. We also derive revenue from other product categories, such as nutritionals and agribusiness, and we manufacture products and provide services in complementary areas, including biodevices, diagnostics and genetics.

Zoetis has an extensive global supply chain, with multiple layers of supply manufacturers between the Company’s direct suppliers and any smelters or refiners. Accordingly, we rely on our direct suppliers to provide us with accurate upstream information about the origin of any 3TG in the materials, components, parts and subassemblies we purchase for our products.

However, Zoetis supports the humanitarian goal of ending violent conflict in the Democratic Republic of the Congo (“DRC”) and its adjoining countries (collectively, the “Covered Countries”). We are committed to working with our suppliers to ensure compliance with the Conflict Minerals Rule and the responsible sourcing of 3TG through the compliance procedures described herein.

Since 2014, we have included a clause in any new or renewed supply contract that prohibits a Zoetis supplier from using 3TG that originate in a Covered Country in the production of a Zoetis product, or, in the alternative, requires the supplier to (i) immediately notify us of such use, (ii) provide us with a valid and verifiable certificate of origin for such 3TG and (iii) be able to demonstrate that a reasonable country of origin inquiry and due diligence process were undertaken in the preparation and delivery of such certificate of origin. We do not seek to embargo sourcing from the Covered Countries and are supportive of responsible sourcing from those countries.

Product Scoping

For 2016, we conducted an analysis of our product lines to determine whether any 3TG are necessary to any Zoetis product’s functionality or production. After completing our analysis, we determined that small quantities of 3TG are found in essential components within our Embrex biodevice product line. Embrex biodevices are highly complex machines used primarily by poultry hatcheries for in ovo detection of infertile eggs and in ovo vaccination of viable eggs. Embrex biodevices represented approximately 1% of our net sales in 2016.

Following our analysis and initial determination, we performed a reasonable country of origin inquiry (“RCOI”) and due diligence on the 3TG that were in our supply chain during 2016.

Reasonable Country of Origin Inquiry and Due Diligence Process

Our outreach included 51 suppliers that we identified as having provided us with components, parts or subassemblies that contain 3TG. For our RCOI, to the extent applicable, we utilized the same processes and procedures as for our due diligence, particularly Steps 1 and 2 of the OECD Due Diligence Guidance (as defined below) design framework, which are described below in this Conflict Minerals Report.

Following our RCOI, we performed due diligence on the source and origin of the 3TG in our products. Our due diligence processes were based on the Organisation for Economic Co-operation and Development Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflicted-Affected and High-Risk Areas, including the Supplement on Tin, Tantalum and Tungsten and the Supplement on Gold (Third Edition) (“OECD Due Diligence Guidance”), an internationally recognized due diligence framework. Our RCOI and diligence measures included the following:

Step 1: Establish strong company management systems

Zoetis has a team of colleagues from our Legal, Regulatory Affairs, Research & Development and Global Manufacturing and Supply functions that are part of our 3TG compliance program. This team is led by our Chief Compliance Officer and supported by legal and internal manufacturing experts, key pharmaceutical science leads, and global and regional procurement specialists.

In 2015, we adopted a conflict minerals policy, which sets forth our position and encourages our suppliers to use smelters that are listed as Compliant (as later defined) by the Conflict-Free Sourcing Initiative (“CFSI”) whenever possible. Our policy is available to the public at www.zoetis.com/responsibility/policy-on-use-of-conflict-minerals.

Finally, we have processes in place to listen to and act on concerns expressed by employees and others about possible improper or unethical business practices or violations of laws, regulations, or Company policies, including our 3TG policy. These serve as a grievance mechanism as contemplated by the OECD Due Diligence Guidance. Grievances can be reported by phone at (973) 822-7000 or by email at compliance@zoetis.com.

Step 2: Identify and assess risks in the supply chain

We sent each of our 51 in-scope suppliers a letter explaining our disclosure obligations and requesting the completion of the then latest Revision of the Conflict Minerals Reporting Template (“CMRT”) developed by the CFSI. Our 3TG compliance team analyzed our suppliers’ responses, reviewed the smelter information provided in each completed CMRT, conducted follow-up inquiries with those suppliers who provided incomplete, unclear, or ambiguous responses, and made multiple attempts to obtain responses from suppliers who did not immediately respond to our requests.

We received responses from 63% of our in-scope suppliers. Of those responses, the vast majority provided us with data only at the “company” level, meaning with respect to their overall 3TG sourcing for all of their products, without specifying whether the 3TG disclosed was specific to our products.

The results of our RCOI and due diligence are discussed later in the Conflict Minerals Report under “RCOI and Due Diligence Results.”

Step 3: Design and implement a strategy to respond to identified risks

As part of our program to address the potential use of 3TG in Zoetis products, our Senior Management and the Audit Committee of our Board of Directors are briefed on our due diligence efforts.

We address identified risks on a case-by-case basis. This flexible approach enables us to tailor the response to the risks identified.

Step 4: Carry out independent third-party audit of smelter’s/refiner’s due diligence practices

In connection with our due diligence, and to assess smelter and refiner due diligence practices, we utilize and rely on the lists of smelters and refiners published by the CFSI to determine which facilities identified by our direct suppliers have either undergone an audit conducted by an independent third party, or have agreed to undergo or are undergoing such an audit.

Step 5: Report annually on supply chain due diligence

We file a Form SD and a Conflict Minerals Report with the Securities and Exchange Commission and make these filings available on our website.

RCOI and Due Diligence Results

In connection with our RCOI and due diligence, suppliers identified to us the facilities listed on Appendix A as having potentially processed the necessary 3TG contained in our in-scope products for 2016.

The table below presents a summary of the smelter and refiner information contained in Appendix A. Appendix A lists the identified facilities and provides country of origin information. In addition, please see the notes accompanying Appendix A for additional information relevant to the table below.

	Compliant	Active	On Reference List Only
Gold	94	7	33
Tantalum	42	0	1
Tin	65	6	8
Tungsten	40	0	6

We endeavored to determine the mine or location of origin of the 3TG contained in our in-scope products by requesting that suppliers provide us with a completed CMRT and through the other measures described in this Conflict Minerals Report.

For 2016, none of our in-scope products were determined by us to support conflict (i.e., to contain necessary 3TG that directly or indirectly financed or benefitted an armed group in a Covered Country). However, we did not conclude that any of our in-scope products were “DRC conflict free.”

Risk Mitigation and Future Actions

We intend to take the following steps to ensure that the 3TG in our supply chain does not originate from sources that support conflict:

1.	Continue to inform our suppliers of our sourcing requirements;

2.	Continue to request, on an annual basis, CMRTs from our suppliers;

3.	Continue to include terms and conditions relating to 3TG sourcing in our purchase agreements; and

4.
In the event that any of our suppliers are found to be providing us with 3TG from sources that support conflict in the Covered Countries, work with the supplier to establish alternative sources of 3TG.

All of these steps are in addition to the other steps that the Company took with respect to 2016, which it intends to continue to take with respect to 2017 to the extent applicable.

Caution Concerning Forward-Looking Statements

This Report contains forward-looking statements, which reflect the current views of Zoetis with respect to business plans and actions. Forward-looking statements are based on our current expectations and assumptions, which may not prove to be accurate. These statements are not guarantees of future performance or actions. Forward-looking statements are subject to risks and uncertainties. These risks and uncertainties include, but are not limited to: (1) the continued implementation of satisfactory traceability and other compliance measures by our direct and indirect suppliers on a timely basis or at all; (2) whether smelters and refiners and other market participants responsibly source 3TG; and (3) political and regulatory developments, whether in the Covered Countries, the United States or elsewhere. If one or more of these uncertainties materialize, or if management’s underlying assumptions prove to be incorrect, actual results may differ materially from those contemplated by a forward-looking statement. As a result, forward-looking statements speak only as of the date on which they are made. Zoetis expressly disclaims any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by federal securities laws.

Appendix A

The following list contains smelters and refiners reported by our suppliers that may have been used to process the necessary conflict minerals contained in Zoetis' in-scope products. This data was collected as of May 17, 2017.

Mineral	Smelter or Refiner Name	Smelter or Refiner Location	Status
Gold	Advanced Chemical Company	UNITED STATES	Compliant
Gold	Aida Chemical Industries Co., Ltd.	JAPAN	Compliant
Gold	Al Etihad Gold Refinery DMCC	UNITED ARAB EMIRATES	Compliant
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY	Compliant
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN	Compliant
Gold	AngloGold Ashanti Córrego do Sítio Mineração	BRAZIL	Compliant
Gold	Argor-Heraeus S.A.	SWITZERLAND	Compliant
Gold	Asahi Pretec Corp.	JAPAN	Compliant
Gold	Asahi Refining Canada Ltd.	CANADA	Compliant
Gold	Asahi Refining USA Inc.	UNITED STATES	Compliant
Gold	Asaka Riken Co., Ltd.	JAPAN	Compliant
Gold	AU Traders and Refiners	SOUTH AFRICA	Compliant
Gold	Aurubis AG	GERMANY	Compliant
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES	Compliant
Gold	Boliden AB	SWEDEN	Compliant
Gold	C. Hafner GmbH + Co. KG	GERMANY	Compliant
Gold	CCR Refinery - Glencore Canada Corporation	CANADA	Compliant
Gold	Chimet S.p.A.	ITALY	Compliant
Gold	Daejin Indus Co., Ltd.	KOREA, REPUBLIC OF	Compliant
Gold	DODUCO GmbH	GERMANY	Compliant
Gold	Dowa	JAPAN	Compliant
Gold	DSC (Do Sung Corporation)	KOREA, REPUBLIC OF	Compliant
Gold	Eco-System Recycling Co., Ltd.	JAPAN	Compliant
Gold	Emirates Gold DMCC	UNITED ARAB EMIRATES	Compliant
Gold	Geib Refining Corporation	UNITED STATES	Compliant
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	CHINA	Compliant
Gold	Heimerle + Meule GmbH	GERMANY	Compliant
Gold	Heraeus Metals Ltd. Hong Kong	HONG KONG	Compliant
Gold	Heraeus Precious Metals GmbH & Co. KG	GERMANY	Compliant
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CHINA	Compliant
Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN	Compliant
Gold	Istanbul Gold Refinery	TURKEY	Compliant
Gold	Japan Mint	JAPAN	Compliant
Gold	Jiangxi Copper Co., Ltd.	CHINA	Compliant
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION	Compliant
Gold	JSC Uralectromed	RUSSIAN FEDERATION	Compliant
Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN	Compliant
Gold	Kazzinc	KAZAKHSTAN	Compliant
Gold	Kennecott Utah Copper LLC	UNITED STATES	Compliant
Gold	Kojima Chemicals Co., Ltd.	JAPAN	Compliant
Gold	Korea Zinc Co., Ltd.	KOREA, REPUBLIC OF	Compliant
Gold	Kyrgyzaltyn JSC	KYRGYZSTAN	Compliant

Gold	LS-NIKKO Copper Inc.	KOREA, REPUBLIC OF	Compliant
Gold	Materion	UNITED STATES	Compliant
Gold	Matsuda Sangyo Co., Ltd.	JAPAN	Compliant
Gold	Metalor Technologies (Hong Kong) Ltd	HONG KONG	Compliant
Gold	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE	Compliant
Gold	Metalor Technologies (Suzhou) Ltd.	CHINA	Compliant
Gold	Metalor Technologies S.A.	SWITZERLAND	Compliant
Gold	Metalor USA Refining Corporation	UNITED STATES	Compliant
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	MEXICO	Compliant
Gold	Mitsubishi Materials Corporation	JAPAN	Compliant
Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN	Compliant
Gold	MMTC-PAMP India Pvt., Ltd.	INDIA	Compliant
Gold	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION	Compliant
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	TURKEY	Compliant
Gold	Nihon Material Co., Ltd.	JAPAN	Compliant
Gold	Ögussa Österreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA	Compliant
Gold	Ohura Precious Metal Industry Co., Ltd.	JAPAN	Compliant
Gold	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastsvetmet)	RUSSIAN FEDERATION	Compliant
Gold	OJSC Novosibirsk Refinery	RUSSIAN FEDERATION	Compliant
Gold	PAMP S.A.	SWITZERLAND	Compliant
Gold	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION	Compliant
Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA	Compliant
Gold	PX Precinox S.A.	SWITZERLAND	Compliant
Gold	Rand Refinery (Pty) Ltd.	SOUTH AFRICA	Compliant
Gold	Republic Metals Corporation	UNITED STATES	Compliant
Gold	Royal Canadian Mint	CANADA	Compliant
Gold	SAAMP	FRANCE	Compliant
Gold	Samduck Precious Metals	KOREA, REPUBLIC OF	Compliant
Gold	SAXONIA Edelmetalle GmbH	GERMANY	Compliant
Gold	Schone Edelmetaal B.V.	NETHERLANDS	Compliant
Gold	SEMPSA Joyeria Plateria S.A.	SPAIN	Compliant
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA	Compliant
Gold	Sichuan Tianze Precious Metals Co., Ltd.	CHINA	Compliant
Gold	Singway Technology Co., Ltd.	TAIWAN	Compliant
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION	Compliant
Gold	Solar Applied Materials Technology Corp.	TAIWAN	Compliant
Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN	Compliant
Gold	T.C.A S.p.A	ITALY	Compliant
Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN	Compliant
Gold	The Refinery of Shandong Gold Mining Co., Ltd.	CHINA	Compliant
Gold	Tokuriki Honten Co., Ltd	JAPAN	Compliant
Gold	Torecom	KOREA, REPUBLIC OF	Compliant
Gold	Umicore Brasil Ltda.	BRAZIL	Compliant
Gold	Umicore Precious Metals Thailand	THAILAND	Compliant
Gold	Umicore S.A. Business Unit Precious Metals Refining	BELGIUM	Compliant
Gold	United Precious Metal Refining, Inc.	UNITED STATES	Compliant
Gold	Valcambi S.A.	SWITZERLAND	Compliant
Gold	Western Australian Mint (T/a The Perth Mint)	AUSTRALIA	Compliant
Gold	WIELAND Edelmetalle GmbH	GERMANY	Compliant

Gold	Yamamoto Precious Metal Co., Ltd.	JAPAN	Compliant
Gold	Yokohama Metal Co., Ltd.	JAPAN	Compliant
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA	Compliant
Gold	Bangalore Refinery	INDIA	Active
Gold	Cendres + Metaux S.A.	SWITZERLAND	Active
Gold	KGHM Polska Miedz Spolka Akcyjna	POLAND	Active
Gold	Modeltech Sdn Bhd	MALAYSIA	Active
Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN	Active
Gold	SAFINA A.S.	CZECH REPUBLIC	Active
Gold	Tony Goetz NV	BELGIUM	Active
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY	On Reference List Only
Gold	Caridad	MEXICO	On Reference List Only
Gold	Chugai Mining	JAPAN	On Reference List Only
Gold	Daye Non-Ferrous Metals Mining Ltd.	CHINA	On Reference List Only
Gold	Elemetal Refining, LLC	UNITED STATES	On Reference List Only
Gold	Faggi Enrico S.p.A.	ITALY	On Reference List Only
Gold	Gansu Seemine Material Hi-Tech Co., Ltd.	CHINA	On Reference List Only
Gold	GCC Gujarat Gold Centre Pvt. Ltd.	INDIA	On Reference List Only
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	CHINA	On Reference List Only
Gold	Guangdong Jinding Gold Limited	CHINA	On Reference List Only
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CHINA	On Reference List Only
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA	On Reference List Only
Gold	Hunan Chenzhou Mining Co., Ltd.	CHINA	On Reference List Only
Gold	Hwasung CJ Co., Ltd.	KOREA, REPUBLIC OF	On Reference List Only
Gold	Kaloti Precious Metals	UNITED ARAB EMIRATES	On Reference List Only
Gold	Kazakhmys Smelting LLC	KAZAKHSTAN	On Reference List Only
Gold	L' azurde Company For Jewelry	SAUDI ARABIA	On Reference List Only
Gold	Lingbao Gold Co., Ltd.	CHINA	On Reference List Only
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CHINA	On Reference List Only
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CHINA	On Reference List Only
Gold	Morris and Watson	NEW ZEALAND	On Reference List Only
Gold	Penglai Penggang Gold Industry Co., Ltd.	CHINA	On Reference List Only
Gold	Remondis Argentia B.V.	NETHERLANDS	On Reference List Only
Gold	Sabin Metal Corp.	UNITED STATES	On Reference List Only
Gold	Sai Refinery	INDIA	On Reference List Only
Gold	Samwon Metals Corp.	KOREA, REPUBLIC OF	On Reference List Only
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CHINA	On Reference List Only
Gold	So Accurate Group, Inc.	UNITED STATES	On Reference List Only
Gold	Sudan Gold Refinery	SUDAN	On Reference List Only
Gold	Tongling Nonferrous Metals Group Co., Ltd.	CHINA	On Reference List Only
Gold	TOO Tau-Ken-Altyn	KAZAKHSTAN	On Reference List Only
Gold	Universal Precious Metals Refining Zambia	ZAMBIA	On Reference List Only
Gold	Yunnan Copper Industry Co., Ltd.	CHINA	On Reference List Only
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CHINA	Compliant
Tantalum	Conghua Tantalum and Niobium Smeltry	CHINA	Compliant
Tantalum	D Block Metals, LLC	UNITED STATES	Compliant
Tantalum	Duoluoshan	CHINA	Compliant
Tantalum	Exotech Inc.	UNITED STATES	Compliant
Tantalum	F&X Electro-Materials Ltd.	CHINA	Compliant
Tantalum	FIR Metals & Resource Ltd.	CHINA	Compliant

Tantalum	Global Advanced Metals Aizu	JAPAN	Compliant
Tantalum	Global Advanced Metals Boyertown	UNITED STATES	Compliant
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	CHINA	Compliant
Tantalum	H.C. Starck Co., Ltd.	THAILAND	Compliant
Tantalum	H.C. Starck Hermsdorf GmbH	GERMANY	Compliant
Tantalum	H.C. Starck Inc.	UNITED STATES	Compliant
Tantalum	H.C. Starck Ltd.	JAPAN	Compliant
Tantalum	H.C. Starck Smelting GmbH & Co. KG	GERMANY	Compliant
Tantalum	H.C. Starck Tantalum and Niobium GmbH	GERMANY	Compliant
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA	Compliant
Tantalum	Hi-Temp Specialty Metals, Inc.	UNITED STATES	Compliant
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA	Compliant
Tantalum	Jiangxi Tuohong New Raw Material	CHINA	Compliant
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA	Compliant
Tantalum	Jiujiang Nonferrous Metals Smelting Company Limited	CHINA	Compliant
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA	Compliant
Tantalum	KEMET Blue Metals	MEXICO	Compliant
Tantalum	KEMET Blue Powder	UNITED STATES	Compliant
Tantalum	King-Tan Tantalum Industry Ltd.	CHINA	Compliant
Tantalum	LSM Brasil S.A.	BRAZIL	Compliant
Tantalum	Metallurgical Products India Pvt., Ltd.	INDIA	Compliant
Tantalum	Mineracao Taboca S.A.	BRAZIL	Compliant
Tantalum	Mitsui Mining & Smelting Co., Ltd.	JAPAN	Compliant
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA	Compliant
Tantalum	NPM Silmet AS	ESTONIA	Compliant
Tantalum	Power Resources Ltd.	MACEDONIA, THE FORMER YUGOSLAV REPUBLIC OF	Compliant
Tantalum	QuantumClean	UNITED STATES	Compliant
Tantalum	Resind Indústria e Comércio Ltda.	BRAZIL	Compliant
Tantalum	RFH Tantalum Smeltry Co., Ltd.	CHINA	Compliant
Tantalum	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION	Compliant
Tantalum	Taki Chemical Co., Ltd.	JAPAN	Compliant
Tantalum	Tranzact, Inc.	UNITED STATES	Compliant
Tantalum	Ulba Metallurgical Plant JSC	KAZAKHSTAN	Compliant
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CHINA	Compliant
Tantalum	Yichun Jin Yang Rare Metal Co., Ltd.	CHINA	Compliant
Tantalum	Telex Metals	UNITED STATES	On Reference List Only
Tin	Alpha	UNITED STATES	Compliant
Tin	China Tin Group Co., Ltd.	CHINA	Compliant
Tin	Cooperativa Metalurgica de Rondônia Ltda.	BRAZIL	Compliant
Tin	CV Ayi Jaya	INDONESIA	Compliant
Tin	CV Dua Sekawan	INDONESIA	Compliant
Tin	CV Gita Pesona	INDONESIA	Compliant
Tin	CV Serumpun Sebalai	INDONESIA	Compliant
Tin	CV Tiga Sekawan	INDONESIA	Compliant
Tin	CV United Smelting	INDONESIA	Compliant
Tin	CV Venus Inti Perkasa	INDONESIA	Compliant
Tin	Dowa	JAPAN	Compliant
Tin	EM Vinto	BOLIVIA	Compliant
Tin	Fenix Metals	POLAND	Compliant

Tin	Gejiu Fengming Metallurgy Chemical Plant	CHINA	Compliant
Tin	Gejiu Jinye Mineral Company	CHINA	Compliant
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA	Compliant
Tin	Guanyang Guida Nonferrous Metal Smelting Plant	CHINA	Compliant
Tin	HuiChang Hill Tin Industry Co., Ltd.	CHINA	Compliant
Tin	Jiangxi Ketai Advanced Material Co., Ltd.	CHINA	Compliant
Tin	Magnu's Minerais Metais e Ligas Ltda.	BRAZIL	Compliant
Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA	Compliant
Tin	Melt Metais e Ligas S.A.	BRAZIL	Compliant
Tin	Metallic Resources, Inc.	UNITED STATES	Compliant
Tin	Metallo Belgium N.V.	BELGIUM	Compliant
Tin	Metallo Spain S.L.U.	SPAIN	Compliant
Tin	Mineracao Taboca S.A.	BRAZIL	Compliant
Tin	Minsur	PERU	Compliant
Tin	Mitsubishi Materials Corporation	JAPAN	Compliant
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND	Compliant
Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES	Compliant
Tin	Operaciones Metalurgical S.A.	BOLIVIA	Compliant
Tin	PT Aries Kencana Sejahtera	INDONESIA	Compliant
Tin	PT Artha Cipta Langgeng	INDONESIA	Compliant
Tin	PT ATD Makmur Mandiri Jaya	INDONESIA	Compliant
Tin	PT Babel Inti Perkasa	INDONESIA	Compliant
Tin	PT Bangka Prima Tin	INDONESIA	Compliant
Tin	PT Bangka Tin Industry	INDONESIA	Compliant
Tin	PT Belitung Industri Sejahtera	INDONESIA	Compliant
Tin	PT Bukit Timah	INDONESIA	Compliant
Tin	PT DS Jaya Abadi	INDONESIA	Compliant
Tin	PT Eunindo Usaha Mandiri	INDONESIA	Compliant
Tin	PT Inti Stania Prima	INDONESIA	Compliant
Tin	PT Karimun Mining	INDONESIA	Compliant
Tin	PT Kijang Jaya Mandiri	INDONESIA	Compliant
Tin	PT Mitra Stania Prima	INDONESIA	Compliant
Tin	PT O.M. Indonesia	INDONESIA	Compliant
Tin	PT Panca Mega Persada	INDONESIA	Compliant
Tin	PT Prima Timah Utama	INDONESIA	Compliant
Tin	PT Refined Bangka Tin	INDONESIA	Compliant
Tin	PT Sariwiguna Binasentosa	INDONESIA	Compliant
Tin	PT Stanindo Inti Perkasa	INDONESIA	Compliant
Tin	PT Sukses Inti Makmur	INDONESIA	Compliant
Tin	PT Sumber Jaya Indah	INDONESIA	Compliant
Tin	PT Timah (Persero) Tbk Kundur	INDONESIA	Compliant
Tin	PT Timah (Persero) Tbk Mentok	INDONESIA	Compliant
Tin	PT Tinindo Inter Nusa	INDONESIA	Compliant
Tin	PT Tommy Utama	INDONESIA	Compliant
Tin	Resind Indústria e Comércio Ltda.	BRAZIL	Compliant
Tin	Rui Da Hung	TAIWAN	Compliant
Tin	Soft Metais, Ltda.	BRAZIL	Compliant
Tin	Thaisarco	THAILAND	Compliant
Tin	VQB Mineral and Trading Group JSC	VIETNAM	Compliant
Tin	White Solder Metalurgia e Mineracao Ltda.	BRAZIL	Compliant

Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA	Compliant
Tin	Yunnan Tin Company Limited	CHINA	Compliant
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy JSC	VIETNAM	Active
Tin	Gejiu Kai Meng Industry and Trade LLC	CHINA	Active
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA	Active
Tin	Huichang Jinshunda Tin Co., Ltd.	CHINA	Active
Tin	Modeltech Sdn Bhd	MALAYSIA	Active
Tin	Nankang Nanshan Tin Manufactory Co., Ltd.	CHINA	Active
Tin	An Thai Minerals Co., Ltd.	VIETNAM	On Reference List Only
Tin	An Vinh Joint Stock Mineral Processing Company	VIETNAM	On Reference List Only
Tin	CNMC (Guangxi) PGMA Co., Ltd.	CHINA	On Reference List Only
Tin	Estanho de Rondônia S.A.	BRAZIL	On Reference List Only
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	CHINA	On Reference List Only
Tin	HeeSung Metal Ltd.	KOREA, REPUBLIC OF	On Reference List Only
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	VIETNAM	On Reference List Only
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	VIETNAM	On Reference List Only
Tungsten	A.L.M.T. TUNGSTEN Corp.	JAPAN	Compliant
Tungsten	Asia Tungsten Products Vietnam Ltd.	VIETNAM	Compliant
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA	Compliant
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA	Compliant
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	CHINA	Compliant
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA	Compliant
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA	Compliant
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA	Compliant
Tungsten	Global Tungsten & Powders Corp.	UNITED STATES	Compliant
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CHINA	Compliant
Tungsten	H.C. Starck Smelting GmbH & Co. KG	GERMANY	Compliant
Tungsten	H.C. Starck Tungsten GmbH	GERMANY	Compliant
Tungsten	Hunan Chenzhou Mining Group Co., Ltd.	CHINA	Compliant
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	CHINA	Compliant
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA	Compliant
Tungsten	Hydrometallurg, JSC	RUSSIAN FEDERATION	Compliant
Tungsten	Japan New Metals Co., Ltd.	JAPAN	Compliant
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA	Compliant
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA	Compliant
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA	Compliant
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA	Compliant
Tungsten	Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.	CHINA	Compliant
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA	Compliant
Tungsten	Kennametal Fallon	UNITED STATES	Compliant
Tungsten	Kennametal Huntsville	UNITED STATES	Compliant
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CHINA	Compliant
Tungsten	Moliren Ltd.	RUSSIAN FEDERATION	Compliant
Tungsten	Niagara Refining LLC	UNITED STATES	Compliant
Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	VIETNAM	Compliant
Tungsten	Phillippine Chuangxin Industrial Co., Inc.	PHILIPPINES	Compliant
Tungsten	South-East Nonferrous Metal Company Limited of Hengyang City	CHINA	Compliant
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	VIETNAM	Compliant
Tungsten	Unecha Refractory metals plant	RUSSIAN FEDERATION	Compliant
Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd.	VIETNAM	Compliant

Tungsten	Wolfram Bergbau und Hutten AG	AUSTRIA	Compliant
Tungsten	Woltech Korea Co., Ltd.	KOREA, REPUBLIC OF	Compliant
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA	Compliant
Tungsten	Xiamen Tungsten Co., Ltd.	CHINA	Compliant
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	CHINA	Compliant
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CHINA	Compliant
Tungsten	ACL Metais Eireli	BRAZIL	On Reference List Only
Tungsten	Dayu Weiliang Tungsten Co., Ltd.	CHINA	On Reference List Only
Tungsten	Ganzhou Yatai Tungsten Co., Ltd.	CHINA	On Reference List Only
Tungsten	Jiangxi Dayu Longxintai Tungsten Co., Ltd.	CHINA	On Reference List Only
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	CHINA	On Reference List Only
Tungsten	Wolfram Company CJSC	RUSSIAN FEDERATION	On Reference List Only

The Company notes the following in connection with the information in the table above:

a.
Not all of the included smelters or refiners (“SORs”) may have processed the necessary 3TG contained in Zoetis’ in-scope products, since most of our suppliers reported at a “company level,” meaning that they reported the 3TG contained in all of their products, not just those in the products that they sold us. Some suppliers also may have reported SORs that were not in Zoetis’ supply chain due to over-inclusiveness in the information received from their suppliers or for other reasons. In addition, the SORs reflected above may not include all of the SORs in Zoetis’ supply chain, since some suppliers did not identify all of their SORs and because not all suppliers responded to Zoetis’s inquiries.

b.	The table only includes entities that were listed as SORs on the Smelter Reference List tab of the CMRT.

c.	Smelter or refiner status information in the table is as of May 17, 2017.

d.
“Compliant” means that a SOR was listed as compliant with the Conflict-Free Smelter Program’s (the “CFSP’s”) assessment protocols, including through mutual recognition. SORs that are listed as “Re-audit in process” by the CFSP are considered to be Compliant by the CFSP. Included SORs were not necessarily Compliant for all or part of 2016 and may not continue to be Compliant for any future period.

e.
“Active” is a CSFP designation that means that the SOR was listed as having submitted a signed Agreement for the Exchange of Confidential Information and Auditee Agreement contracts to the CFSP or, according to information published by the CFSI, the SOR has agreed to complete a CFSP validation audit within two years of membership issuance by the Tungsten Industry - Conflict Minerals Council.

f.	“On Reference List Only” means that a SOR is listed on the Smelter Reference List tab of the CMRT, but is not listed as “Compliant” or “Active.”

g.	SOR status and location reflected in the table is based solely on information made publicly available by the CFSI, without independent verification by Zoetis.

Country of Origin Information

The countries of origin of the 3TG processed by the SORs listed in the table above are believed to have potentially included the countries in the categories listed below. The categories are organized by risk. These may not be all of the countries from which the identified SORs have sourced, and the identified SORs may not have sourced from all of these countries.

L1 - Countries that are not identified as conflict regions or plausible areas of smuggling or export from the Covered Countries: Australia, Austria, Benin, Bolivia, Brazil, Burkina Faso, Cambodia, Canada, Chile, China, Colombia, Ecuador, Eritrea, Ethiopia, France, Ghana, Guatemala, Guinea, Guyana, Honduras, India, Indonesia, Japan, Laos, Madagascar, Malaysia, Mali, Mexico, Mongolia, Myanmar, Namibia, Nicaragua, Nigeria, Panama, Peru, Portugal, Russia, Senegal, Sierra Leone, Spain, Thailand, Togo, United States of America, Uzbekistan, Vietnam and Zimbabwe.

L2 - Countries that are known or plausible countries for smuggling, export out of region or transit of materials containing 3TG: Mozambique and South Africa.

L3 - The DRC and its nine adjoining countries: Burundi, Rwanda and Uganda.

DRC - The Democratic Republic of the Congo.

Alternatively, or in addition, some of the identified SORs may have sourced from recycled or scrap sources.